CSW International, Inc.
                           Consolidated Balance Sheet                  Exhibit B
                               September 30, 1998
                                   (Unaudited)
                                    ($000's)

ASSETS
Fixed Assets
        Electric distribution plant                  $ 1,483,835
        General plant                                    276,160
                                                     -----------
              Total Electric Plant                     1,759,995
        Less - Accumulated depreciation                 (665,908)
                                                     -----------
              Total Fixed Assets                       1,094,087

Current Assets
        Cash and cash equivalents                        139,401
        Short-term investments                            31,997
        Accounts receivable                              331,782
        Advances to affiliates                               304
        Inventories                                       43,221
        Other current assets                              15,830
                                                     -----------
              Total Current Assets                       562,535

Other Assets
        Goodwill                                       1,444,837
        Prepaid benefit costs                             61,153
        Equity investments and other                     172,461
                                                     -----------
              Total Other Assets                       1,678,451

              Total Assets                           $ 3,335,073
                                                     ===========

CAPITALIZATION AND LIABILITIES
Capitalization
        Common stock                                 $         1
        Paid-in capital                                  829,000
        Retained earnings                                123,380
        Minority Interest                                    155
        Foreign currency translation and other            21,281
                                                     -----------
                                                         973,817

        Long-term debt                                 1,176,019

Current Liabilities
        Accounts payable                                 247,958
        Advances from affiliates                         300,025
        Accrued interest payable                          43,930
        Loan notes                                        43,786
        Accrued taxes payable                            142,616
        Customer prepayments                              30,432
        Other                                             13,439
                                                     -----------
                                                         822,186
Deferred Credits
        Deferred tax liability                           267,095
        Other                                             95,956
                                                     -----------
              Total Deferred Credits                     363,051


              Total Capitalization and Liabilities   $ 3,335,073
                                                     ===========